UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         December 8, 2014

SYSTEMATIC MOMENTUM  FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-52505	30-0408280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
250 Vesey Street, 11th Floor
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (609) 274-5838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Merrill Lynch Alternative Investments LLC (“MLAI”) is the sponsor and manager of Systematic Momentum FuturesAccess LLC (the “Registrant” or “Fund”).

On December 8, 2014, MLAI and Man Principal Strategies Corp. (“Man Principal Strategies”) entered into an Asset Purchase Agreement (the “Agreement”) with respect to certain assets of MLAI pursuant to which MLAI has agreed, subject to the terms of the Agreement, to the following: (i) an affiliate of Man Principal Strategies shall be substituted for MLAI as manager of the Fund;  (ii) MLAI shall transfer to Man Principal Strategies copies of MLAI’s books and records relating to the Fund; and (iii) MLAI shall transfer to Man Principal Strategies MLAI’s rights under the Limited Liability Company Operating Agreement of the Fund (the “Transaction”).  The Agreement also involves the sale of certain other assets of MLAI in certain other investment vehicles, in addition to the Fund, which are similar to those being transferred with respect to the Fund.

Upon consummation of the Transaction, an affiliate of Man Principal Strategies will become the manager of the Fund.  Consequently, consummation of the Transaction will constitute a change of control in respect of the Fund.

The consummation of the Transaction is subject to the satisfaction of customary closing conditions and certain approvals, including unit holder consent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMATIC MOMENTUM FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC
Its:	Manager

By:	/s/ Barbra E. Kocsis
	Name:	Barbra E. Kocsis
	Position:	Chief Financial Officer

Date:  December 12, 2014